EXHIBIT 4.4




THIS NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                             CUSIP No. 693320AE3
                                                           ISIN No. US693320AE33

Certificate No.                                                 $



                                PHH CORPORATION
                             6.000% NOTES DUE 2008

         PHH CORPORATION, a Maryland corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or its
registered assigns, the principal sum of              MILLION DOLLARS
($           ) on March 1, 2008, and to pay interest on said principal sum from February 19, 2003 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually on March 1 and September 1 of each year, commencing on September 1, 2003 at the annual rate of 6.000% (the "Interest Rate") until the principal hereof is paid or duly made available for payment, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 6.000% until such principal, premium or installment of interest, as the case may be, is paid or duly made available for payment, compounded semiannually.

         The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date, whether or not such day is a Business Day, for such interest installment, which shall be February 15 and August 15, as the case may be, next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not more than 15 days and not less than 10 days prior to such special record date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture.

         The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts ("U.S. Currency"); provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled thereto.

         The provisions of this Note are continued on the attached "Terms of Notes" and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: February 19, 2003


                                            PHH CORPORATION


                                            By:
                                                -------------------------------
                                                Eric J. Bock
                                                Executive Vice President, Law &
                                                Corporate Secretary


                                            PHH CORPORATION


                                            By:
                                                -------------------------------
                                                Mark E. Johnson
                                                Vice President & Assistant
                                                Treasurer



                         CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series of Securities described in the within-mentioned Indenture.

Dated: February 19, 2003

BANK ONE TRUST COMPANY, N.A., as Trustee


By:
   ---------------------------
       Authorized Officer



                                TERMS OF NOTES

                          6.000% SENIOR NOTE DUE 2008

1.       Indenture
         ---------

         This Note is a part of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of November 6, 2000 (the "Base Indenture"), by and between the Company and Bank One Trust Company, N.A., as Trustee (the "Trustee"), as supplemented by Supplemental Indenture No. 1, dated as of November 6, 2000 ("Supplemental Indenture No. 1) and Supplemental Indenture No. 3, dated as of May 30, 2002 (and together with the Base Indenture and Supplemental Indenture No. 1, the "Indenture") to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This Note constitutes a portion of a single series.

2.       Additional Securities
         ---------------------

         The Company may, without the consent of any of the Holders of these Notes, issue additional Securities having the same tenor as these Notes so that the additional Securities and these Notes form a single series.

3.       Redemption at the Option of the Company
         ----------------------------------------

         The Notes are redeemable, at the option of the Company, at any time or from time to time, in whole or in part (the "Redemption Date"), on at least 30 days but not more than 60 days prior notice mailed to the registered address of each Holder of Notes, at a redemption price (the "Redemption Price") equal to the greater of (i) the aggregate principal amount of the Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments discounted, on a semiannual basis (assuming a 360-day year consisting of twelve 30 day months), at the Treasury Rate plus 45 basis points, plus, in the case of each of clauses (i) and (ii) above, accrued and unpaid interest to the date of redemption.

         For purposes of the preceding paragraph, the following definitions shall apply:

              "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding such Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

              "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity most comparable to the remaining term of the Notes (and which are not callable prior to maturity) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practices, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

              "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

              "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest or lowest of such Reference Treasury Dealer Quotations for such Redemption Date, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations obtained.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time on the third Business Day preceding such Redemption Date.

              "Reference Treasury Dealer" means (1) each of Banc of America Securities LLC and Barclays Capital Inc., and, in each case, their respective successors; provided, however, that if either of them ceases (either directly or through an affiliate) to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will appoint another nationally recognized investment banking firm that is a Primary Treasury Dealer and (2) any other U.S. Government securities dealers selected by the Company.

              "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Interest Rate, that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

         On and after the Redemption Date, interest shall cease to accrue on the Notes or any portion thereof called for redemption unless the Company shall fail to make any redemption payment. On or before the Redemption Date, the Company shall deposit with a Paying Agent (or the Trustee) money in U.S. Currency sufficient to pay the Redemption Price of and accrued interest on the Notes to be redeemed on such Redemption Date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee in accordance with Article Eleven of the Indenture.

4.       Sinking Fund
         ------------

         The Notes do not have the benefit of any sinking fund.

5.       Events of Default
         -----------------

         In case an Event of Default shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

6.       Amendment; Waiver
         -----------------

         Subject to Section 901 of the Indenture, the Company and the Trustee, with the consent of the Holders of a majority in aggregate Outstanding principal amount of the Securities of each series affected at the time Outstanding, to execute supplemental indentures for the purposes of, among other things, adding any provisions to or changing or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying the rights of the Holders of the Notes; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (subject to the Company's right to defer such payments in the manner set forth therein), or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. Subject to Section 901 of the Indenture, the company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate Outstanding principal amount of the Securities of each series affected at the time Outstanding, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating the Limitation on Restricted Payments covenant. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive a default or Event of Default with respect to such series, and its consequences, except a default or Event of Default in the payment of the principal of (or premium, if any), or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange for or in place hereof (whether by registration or transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

7.       Persons Treated as Holders
         --------------------------

         As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee in the City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any Paying Agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

8.       No Recourse Against Others
         --------------------------

         No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

9.       Denominations; Transfer; Exchange
         ---------------------------------

         The Notes may be issued in whole or in part in the form of one or more fully registered Notes without coupons in denominations of $1,000 and any integral multiple thereof (each a "Global Note") which initially shall be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of the Depositary's nominee in either temporary or permanent form. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series so issued are exchangeable for a like aggregate amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         Unless and until it is exchanged for the Notes in registered form, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         If at any time the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article Three of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in certificated registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global
Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by Global Note. In such event the Company will execute, and subject to Section 303 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in certificated registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global
Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in certificated registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in certificated registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the persons in whose names such Notes are so registered.

10.      Authentication
         --------------

         This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

11.      Governing Law
         -------------

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

12.      Defined Terms
         -------------

         All terms used in this Note but not defined herein shall have the meanings assigned to them in the Indenture.

13.      Miscellaneous
         -------------

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common         UNIF GIFT MIN ACT- __________Custodian________
TEN ENT -   as tenants by the                                 (Cust)           (Minor)
            entireties
JT TEN  -   as joint tenants with              under Uniform Gifts to Minors Act
            right of survivorship
            and not as tenants in           ______________________________________
            common                                           (State)


                   Additional abbreviations may also be used
                         though not in the above list.



                                  ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

       (Insert assignee's social security or tax identification number)

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

                   (Insert address and zip code of assignee)

and irrevocably appoints

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:  ________________________

                                      Signature: _______________________________

                                      Signature Guarantee:  ____________________


      (Sign exactly as your name appears on the other side of this Note)